Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Carol Wallace
Pitney Bowes Inc.
203 351 6974
Carol.wallace@pb.com

Pitney Bowes Announces Cash Tender Offers for Notes

STAMFORD, Conn.-- (BUSINESS WIRE) -- Feb. 26, 2013 – Pitney Bowes Inc. (NYSE:PBI) (the “Company,” “us” or “Pitney Bowes”) today announced it has commenced cash tender offers (the “Offers”) for its 4.875% Medium-Term Notes due 2014 (the “2014 Notes”), 5.000% Notes due 2015 (the “2015 Notes”) and 4.750% Medium-Term Notes due 2016 (the “2016 Notes” and, together with the 2014 Notes and the 2015 Notes, the “Notes”).

Concurrently with the Offers, the Company intends to offer and sell new debt securities of the Company through an underwritten public offering (the “Notes Offering”). The net proceeds of the Notes Offering, in addition to cash on hand, will be used to finance the purchase of the Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Offers, and to pay all fees and expenses in connection therewith.

The Offers are being made pursuant to an Offer to Purchase, dated February 26, 2013 (the “Offer to Purchase”) and related Letter of Transmittal, dated February 26, 2013 (the “Letter of Transmittal”), which set forth a description of terms of the Offers. A summary of the Offers is outlined below:

Title of Security/ CUSIP No.	Outstanding Principal Amount	Maximum Series Tender Cap	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (Basis Points)	Early Tender Premium(2)
4.875% Medium-Term Notes due 2014 (CUSIP No. 72447WAU3)	$450,000,000	$160,000,000	0.250% due January 31, 2015	BBT1	50	$30

5.000% Notes due 2015 (CUSIP No. 724479AG5)	$400,000,000	$100,000,000	0.250% due January 31, 2015	BBT1	150	$30

4.750% Medium-Term Notes due 2016 (CUSIP No. 72447XAA5)	$500,000,000	$50,000,000	0.375% due February 15, 2016	BBT1	200	$30

(1)	The applicable page on Bloomberg from which the Joint Dealer Managers will quote the bid side prices of the applicable Reference U.S. Treasury Security.

(2)	Per $1,000 principal amount of Notes.

The Offers are scheduled to expire at 11:59 p.m., New York City time, on March 25, 2013, unless any one or more of the Offers are extended or earlier terminated by the Company in its sole discretion (such date and time, as the same may be extended with respect to any one or more of the Offers, the “Expiration Time”). Holders of the Notes must validly tender their Notes at or before 5:00 p.m., New York City time, on March 11, 2013, unless extended by the Company (such date and time, as the same may be extended with respect to any one or more of the Offers, the “Early Tender Time”), to be eligible to receive the Total Consideration (as defined below). Tenders of the Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on March 11, 2013, unless extended by the Company with respect to any one or more of the Offers. After such time, the Notes may not be validly withdrawn except as otherwise provided in the Offer to Purchase or as required by law.

The consideration paid in each of the Offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference U.S. Treasury Security”) specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.” Holders who validly tender and do not validly withdraw the Notes at or prior to the Early Tender Time that are accepted for purchase will receive the “Total Consideration,” which includes an early tender payment of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders who validly tender and do not validly withdraw the Notes after the Early Tender Time but at or prior to the Expiration Time that are accepted for purchase will receive the Total Consideration minus the Early Tender Premium. In addition, in each case Holders will receive accrued and unpaid interest on their Notes up to, but excluding, the applicable settlement date.

The principal amount of each series of Notes purchased pursuant to the Offers will not exceed the applicable Maximum Series Tender Cap. Subject to the terms and conditions of the Offers, the Company may, at its option, accept for purchase and pay for (i) promptly after the Early Tender Time and at or prior to the Expiration Time (such payment date being the “Early Settlement Date”), a portion of the Notes of any series that are validly tendered and not validly withdrawn at or prior to the Early Tender Time up to the applicable Maximum Series Tender Cap, and (ii) promptly after the Expiration Time, accept for purchase and pay for a principal amount of the Notes of each series up to the applicable Maximum Series Tender Cap, less the principal amount of any Notes of such series purchased on the Early Settlement Date (if any), in each case subject to proration as described in the Offer to Purchase. If the aggregate principal amount of Notes for a particular series validly tendered at or prior to the Early Tender Time is equal to or in excess of the applicable Maximum Series Tender Cap, no additional Notes of such series will be accepted for purchase after the Early Tender Time.

Each Offer is being made independent of each other Offer. No Offer is conditioned on any of the other Offers or upon any minimum principal amount of the Notes of any series being tendered. The Company may extend or otherwise amend the Early Tender Time or the Expiration Time, or increase or decrease the Maximum Series Tender Caps, with respect to any or all of the Offers, without extending or otherwise reinstating the withdrawal rights of Holders, with respect to one or more of the Offers, unless required by law (as determined by the Company in its sole discretion).

The Company’s obligation to accept for purchase, and to pay for, any Notes validly tendered pursuant to the Offers is subject to and conditioned upon the satisfaction of, or the Company’s waiver of, (i) the Company receiving funds in the Notes Offering on terms and conditions reasonably satisfactory to the Company and (ii) the other conditions described in the Offer to Purchase under the heading “Terms of the Offers—Conditions of the Offers”.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities, including any debt securities pursuant to the Notes Offering. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Goldman, Sachs, & Co. (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”) are serving as Joint Dealer Managers for the Offers. Questions regarding the Offers may be directed to Goldman Sachs at 800-828-3182 (toll free) or 212-357-6436 (collect), or to J.P. Morgan at 866-834-4666 (toll free) or 212-834-2494 (collect). Requests for the Offer to Purchase or the Letter of Transmittal or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as Tender and Information Agent for the Offers, at the following telephone numbers: banks and brokers, 212-430-3774; all others toll free at 866-470-4200.

About Pitney Bowes

Pitney Bowes provides technology solutions for small, mid-size and large firms that help them connect with customers to build loyalty and grow revenue. The Company’s solutions for financial services, healthcare, legal, nonprofit, public sector and retail organizations are delivered on open platforms to best organize, analyze and apply both public and proprietary data to two-way customer communications. Pitney Bowes is the only firm that includes direct mail, transactional mail, call centers and in-store technologies in its solution mix along with digital channels such as the Web, email, live chat and mobile applications. Pitney Bowes has approximately USD $5 billion in annual revenue and 27,000 employees worldwide. Pitney Bowes: Every connection is a new opportunity™. www.pb.com

Forward-Looking Statements

This press release contains “forward-looking statements” about our expected or potential future business and financial performance. For us forward-looking statements include, but are not limited to, statements about our future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond our control as more fully outlined in the Company’s 2012 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

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